UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2010
EVANS BANCORP, INC.

(Exact name of Registrant as specified in its charter)

New York	0-18539	161332767

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
14 North Main Street, Angola, NY 14006

(Address of principal executive offices)
(716) 926-2000

Registrant’s telephone number, including area code
Not Applicable

(Former Name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
     On May 10, 2010, Evans Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Evans Bank (the “Bank”), entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill & Partners, L.P., as underwriter, to issue and sell 1,125,000 shares of the Company’s common stock, par value $0.50 per share (“Common Stock”), at a public offering price of $12.00 per share in an underwritten public offering (the “Offering”). As part of the Offering, the Company granted the underwriter a 30-day option to purchase up to an additional 97,000 shares of Common Stock to cover over-allotments, if any. The underwriting discounts and commissions were $0.78 per share. The net proceeds of the Offering, after underwriting discounts and expenses, and without exercise of the underwriter’s over-allotment option, will be approximately $12.3 million.
     The Underwriting Agreement contains customary representations, warranties and covenants among the parties as of the date of entering into such Underwriting Agreement. These representations, warranties and covenants are not factual information to investors about the Company or the Bank. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.
     Pursuant to the Underwriting Agreement, directors and executive officers of the Company and Bank entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.
     The shares of Common Stock were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (Registration No. 333-165723) declared effective by the Securities and Exchange Commission on April 9, 2010 (the “Registration Statement”). The offer and sale of the Shares are described in the Company’s prospectus, constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated May 10, 2010.
Item 8.01 Other Events
     On May 11, 2010, the Company issued a press release announcing the pricing of the public offering, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of Business Acquired. Not applicable.
(b) Pro Forma Financial Information. Not applicable.
(c) Shell Company Transactions. Not applicable.
(d) Exhibits.
     1.1     Underwriting Agreement
     5.1     Opinion of Luse Gorman Pomerenk & Schick, P.C.
     23.1   Consent of Luse Gorman Pomerenk & Schick, P.C. (included in Exhibit 5.1)
     99.1   Press Release dated May 11, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVANS BANCORP, INC.
Date: May 12, 2010	By:	/s/ David J. Nasca
		Name:	David J. Nasca
		Title:	President and Chief Executive Officer

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